Exhibit (32)
Certifications pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, each of the undersigned officers of S&P Global Inc. (the “Company”), does hereby certify, to such officer's knowledge, that:
This quarterly report on Form 10-Q of the Company for the quarter ended September 30, 2024 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and
The information contained in this quarterly report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 24, 2024	/s/ Douglas L. Peterson
Douglas L. Peterson
President and Chief Executive Officer

Date: October 24, 2024	/s/ Christopher F. Craig
Christopher F. Craig
Interim Chief Financial Officer and Senior Vice President, Controller and Chief Accounting Officer
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.